CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation by reference of our report on the financial statements of Powercom-2000, a division of Briggs & Stratton Corporation, dated September 15, 1998 included in this Amendment No. 1 to Form 8-K, in Form S-8 (No. 33-48316) pertaining to the 1991 Stock Option Plan of ARI Network Services, Inc. and the Registration Statement Form S-8 (No. 33-54144) pertaining to the 1992 Employee Stock Purchase Plan of ARI Network Services, Inc.

Denver, Colorado
November 30, 1998             ARTHUR ANDERSEN LLP